UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2025
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Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Hudson Pacific Properties, Inc.	Maryland	001-34789	27-1430478
Hudson Pacific Properties, L.P.	Maryland	333-202799-01	80-0579682
	(State or other jurisdiction	(Commission	(IRS Employer
	of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor
Los Angeles,	California	90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hudson Pacific Properties, Inc.	Common Stock, $0.01 par value	HPP	New York Stock Exchange
Hudson Pacific Properties, Inc.	4.750% Series C Cumulative Redeemable Preferred Stock	HPP Pr C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Hudson Pacific Properties, Inc    ☐

Hudson Pacific Properties, L.P.    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hudson Pacific Properties, Inc.    ☐

Hudson Pacific Properties, L.P.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on December 21, 2021, Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), entered into a Fourth Amended and Restated Credit Agreement (as amended by that certain First Modification Agreement, dated as of September 15, 2022, that certain Second Modification Agreement, dated as of December 22, 2023, that certain Third Modification Agreement, dated as of May 3, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders from time to time party thereto (collectively, the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), Wells Fargo Securities, LLC and BofA Securities, Inc., as active lead arrangers and joint bookrunners, U.S. Bank National Association, KeyBanc Capital Markets, Inc. and Royal Bank of Canada, as joint lead arrangers, Bank of America, N.A., as syndication agent, U.S. Bank National Association, KeyBanc Capital Markets, Inc., Royal Bank of Canada, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, and Fifth Third Bank, National Association, as documentation agents, BMO Harris Bank, N.A. and Regions Bank, as senior managing agents, and Wells Fargo Securities, LLC, as sustainability structuring agent.

On January 29, 2025 (the “Fourth Amendment Effective Date”), the Operating Partnership, as borrower, entered into a Fourth Modification Agreement (the “Amendment”) to the Credit Agreement with the Administrative Agent and the Lenders party thereto.

The Amendment, among other items:

(a)decreases the minimum required ratio of adjusted EBITDA to fixed charges from 1.50 to 1.00 to 1.40 to 1.00 for any fiscal quarter ending after September 30, 2024,

(b)decreases the minimum required ratio of unencumbered net operating income to unsecured interest expense from 2.00 to 1.00 to 1.75 to 1.00 for any fiscal quarter ending after September 30, 2024,

(c)from and after the Fourth Amendment Effective Date, the applicable margin ratio based pricing grid and the facility fee for the revolving credit facility shall be no lower than Level IV;

(d)increases the extension fee for each 6-month extension of the maturity date for the revolving credit facility from 0.075 to 0.125,

(e)modifies certain definitions for purposes of the determination of total asset value and unencumbered asset value,

(f)permanently reduces the aggregate amount of commitments under the revolving credit facility by $125 million, to $775 million of total commitments and

(g)prohibits the use of proceeds of the revolving credit facility to repurchase or redeem any outstanding common equity interests of the Operating Partnership or Hudson Pacific Properties, Inc.

The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1**
Fourth Modification Agreement to the Fourth Amended and Restated Credit Agreement, dated as of January 29, 2025, by and among Hudson Pacific Properties, L.P., as borrower, each of the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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**     Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 3, 2025

HUDSON PACIFIC PROPERTIES, INC.

	By:	/s/ Mark T. Lammas
Mark T. Lammas
President
HUDSON PACIFIC PROPERTIES, L.P.
	By:	Hudson Pacific Properties, Inc., Its General Partner

	By:	/s/ Mark T. Lammas
Mark T. Lammas
President